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                                                Filed Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-61127



                        SUPPLEMENT TO AGRIBIOTECH, INC.
                       PROSPECTUS DATED AUGUST 14, 1998
                          AS PREVIOUSLY SUPPLEMENTED
                  ON SEPTEMBER 2, 1998 AND SEPTEMBER 4, 1998


     On August 21, 1998, AgriBioTech, Inc. (the "Company") completed the acquisition of Willamette Seed Company. In connection with such acquisition, the Company agreed to issue 3,175 shares of Common Stock to J.L. Carnes for services rendered. The shares of Common Stock were registered as an original equity issuance as part of this Registration Statement.



Dated: October l5, 1998